Skullcandy Announces Second Quarter 2013 Financial Results
PARK CITY, UTAH – August 1, 2013 – Skullcandy, Inc. (NASDAQ: SKUL) today announced financial results for the second quarter ended June 30, 2013.
Second Quarter Results

•	Net sales were $50.8 million

•	Net loss was $(0.02) per diluted share

•	Non-GAAP adjusted net income was break even

“The second quarter was about taking the initial steps toward getting our house in order to drive positive, long-term transformation at Skullcandy,” stated Hoby Darling, President and Chief Executive Officer. “We had to reduce expenses and recalibrate our operating platform to better align with our current sales trajectory.  Our decisive actions during the quarter allowed us to break even on the bottom line despite ongoing sales headwinds. With our product, marketing and sales teams now consolidated in Park City we are in a much better position to build momentum and establish Skullcandy as the world's leading lifestyle and performance audio company driven by the creativity and irreverence of youth culture. I am excited about the future and I am confident that we are assembling the right team to successfully execute our strategic plan and deliver significant shareholder value.”
Net sales in the second quarter of 2013 decreased 29.9% to $50.8 million from $72.4 million in the same quarter of the prior year. North America net sales decreased 39.1% to $39.0 million from $64.1 million in the same quarter of the prior year. The Company experienced lower sell-in at a key customer and a decline in sales to several of its specialty retailers. Consistent with its strategy, the Company purposefully scaled back its sales to the off-price channel which were down approximately 52% compared with the second quarter of 2012. In addition, the second quarter of 2012 included increased sales from a significant packaging change. International net sales increased 40.6% to $11.8 million from $8.4 million in the same quarter of the prior year. Included in the North America segment in second quarter 2013 and second quarter 2012 are net sales of $1.8 million and $7.8 million, respectively, of products that were sold from the United States to customers with a “ship to” location outside of the United States. Including these sales in the international segment, international net sales decreased 15.9%, and North America net sales decreased 33.9%, compared to the same quarter in the prior year. The decrease in adjusted international net sales is primarily due to a $2.4 million negative impact of winding down the Company's relationship with its former Canadian distributor in anticipation of going to a direct model in that country.
Gross profit in the second quarter of 2013 decreased 35.3% to $22.8 million from $35.2 million in the same quarter of the prior year. Gross margin was 44.9% in the second quarter of 2013 compared to 48.6% in the second quarter of 2012. The decrease in gross margin is primarily due to the impact of the gaming category carrying lower gross margins, coupled with higher sales allowances on gaming products in the retail channel which was not in place a year ago. In addition, gross margin was negatively impacted by certain sales allowances associated with the transition to a direct sales model in Canada and slightly higher raw material costs.
Certain reclassifications have been made to the Company's 2012 results to conform to the 2013 presentation to better reflect where certain costs should be presented in the statement of operations. For this reason, tooling depreciation and warranty related expenses are being included in cost of goods sold for all comparable periods.
Selling, general and administrative (SG&A) expenses in the second quarter of 2013 increased 2.0% to $24.0 million from $23.5 million in the same quarter of the prior year. As a percentage of net sales, SG&A expenses increased to 47.2% from 32.4% in the same quarter of the prior year. SG&A expenses in the second quarter of 2013 include $1.1 million in costs related to the closure of the San Clemente, California office which was announced on June 18, 2013. These costs include certain termination benefits and the relocation of the marketing, creative, business development and legal departments, as well as certain sales and international personnel to the Company's headquarters in Park City, Utah. Even as the Company implements cost control initiatives, the Company continues to invest in marketing and demand creation with an increase in expenses of $0.6 million compared to the same quarter of the prior year.

Net loss attributable to the Company in the second quarter of 2013 was $(0.6) million, or $(0.02) per diluted share, based on 27.7 million diluted weighted average common shares outstanding. Net income attributable to the Company in the same quarter of the prior year was $6.8 million, or $0.24 per diluted share, based on 28.0 million diluted weighted average common shares outstanding. Excluding costs associated with the closure of the San Clemente office including certain severance expenses, non-GAAP adjusted net income in the second quarter of 2013 was $0.1 million, or break even per diluted share based on 27.8 million diluted weighted average common shares outstanding. In the second quarter of 2012, non-GAAP adjusted net income was equal to GAAP net income. For a reconciliation of non-GAAP adjusted net income (loss) to net income (loss), see the accompanying tables at the end of this release.
Balance Sheet Highlights
As of June 30, 2013, cash and cash equivalents totaled $29.7 million compared to $7.0 million as of June 30, 2012 and the Company had no debt outstanding, compared to $5.1 million as of June 30, 2012. As of June 30, 2013, the Company had $28.5 million of availability under its credit facility. Accounts receivable decreased 16.9% to $42.0 million as of June 30, 2013 from $50.5 million as of June 30, 2012 and were down $34.3 million from December 31, 2012. Inventory decreased 7.4% to $51.1 million as of June 30, 2013 from $55.2 million as of June 30, 2012.
Call Information
A conference call to discuss the second quarter of 2013 results is scheduled for today, August 1, 2013, at 4:30 PM Eastern Time / 2:30 PM Mountain Time. A broadcast of the call will be available on the Company’s website, www.skullcandy.com. Analysts and investors can participate in the live call by dialing (877) 705-6003 or (201) 493-6725. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available through August 8, 2013. To access the telephone replay, listeners should dial (877) 870-5176 or (858) 384-5517 and enter ID #417887.
About Skullcandy, Inc.
Skullcandy is the leading global lifestyle and performance audio brand driven by the creativity and irreverence of youth culture. Skullcandy designs, markets and distributes audio and gaming headphones and other related products under the Skullcandy, Astro Gaming and 2XL by Skullcandy brands. Skullcandy was launched in 2003 and quickly became one of the world’s most distinct audio brands by bringing unique technology, color, character and performance to an otherwise monochromatic space; helping to revolutionize the audio arena by introducing headphones, earbuds and other audio and wireless lifestyle products that possess unmistakable style and exceptional performance. The Company’s products are sold and distributed through a variety of channels in the U.S. and approximately 80 countries worldwide. Visit skullcandy.com, or join us at facebook.com/skullcandy or on Twitter @skullcandy.
Forward-Looking Statements
Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s anticipated future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from expectations are disclosed under the “Risk Factors” section of the 2012 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2013 and in any subsequent reports we file with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise
Non-GAAP Measures
Non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share, for the periods presented, represents diluted net income per share excluding the impact of severance expenses associated with the departure of the Company’s former Chief Executive Officer, exit costs associated with the office closure and the settlement of litigation. Management does not believe these expenses correlate to the underlying performance of the business. As a result, the Company believes that non-GAAP adjusted net income and non-GAAP adjusted fully diluted earnings per share provides important additional information for measuring its performance, provides consistency and comparability with the Company’s past financial performance, facilitates period to period comparisons of the Company’s operations, and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. The Company’s management team uses these metrics to evaluate the Company’s business and believes they are a measure used frequently by securities analysts and investors. Non-GAAP adjusted net income and adjusted fully diluted earnings per share do not represent, and should not be used as a substitute for net income and diluted earnings per share, as determined in accordance with GAAP. The Company’s method of calculating non-GAAP adjusted net income and adjusted fully diluted earnings per share may differ from that of other companies.
Contacts
ICR
Brendon Frey / Joe Teklits
203-682-8200
Brendon.Frey@icrinc.com
Joseph.Teklits@icrinc.com

-Financial Tables Follow-

SKULLCANDY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of dollars, except share and per share information)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$50,789	$72,436	$87,839	$125,716
Cost of goods sold	28,004	37,228	48,568	64,893
Gross profit	22,785	35,208	39,271	60,823
Selling, general and administrative expenses	23,951	23,491	50,262	47,622
Income (loss) from operations	(1,166)	11,717	(10,991)	13,201
Other expense (income)	(249)	421	290	373
Interest expense	111	147	214	271
Income (loss) before income taxes and noncontrolling interests	(1,028)	11,149	(11,495)	12,557
Income tax expense (benefit)	(339)	4,342	(3,726)	4,609
Net income (loss)	(689)	6,807	(7,769)	7,948
Net loss (income) attributable to noncontrolling interests	54	—	87	(24)
Net income (loss) attributable to Skullcandy, Inc.	$(635)	$6,807	$(7,682)	$7,924
Net income (loss) per common share attributable to Skullcandy, Inc.
Basic	$(0.02)	$0.25	$(0.28)	$0.29
Diluted	(0.02)	0.24	(0.28)	0.28
Weighted average common shares outstanding
Basic	27,719,081	27,339,599	27,709,974	27,310,701
Diluted	27,719,081	28,005,190	27,709,974	27,983,521

SKULLCANDY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)
(unaudited)

	As of June 30, 2013	As of June 30, 2012	As of December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$29,708	$6,971	$19,345
Accounts receivable, net	41,990	50,544	76,307
Inventories	51,135	55,244	41,567
Prepaid expenses and other current assets	3,205	6,135	5,604
Deferred taxes	3,273	3,229	2,943
Total current assets	129,311	122,123	145,766
Property and equipment, net	12,285	12,424	16,000
Intangibles	11,736	13,130	12,481
Goodwill	13,867	13,867	13,867
Deferred financing fees	40	281	161
Total assets	$167,239	$161,825	$188,275
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,963	$18,118	$22,887
Accrued liabilities	12,859	17,886	21,047
Bank line of credit	—	5,063	—
Total current liabilities	28,822	41,067	43,934
Deferred taxes	1,553	1,689	2,219
Stockholders’ equity:
Common stock	3	3	3
Treasury stock	(43,294)	(43,294)	(43,294)
Additional paid-in capital	130,856	122,968	128,676
Accumulated other comprehensive income (loss)	308	501	(22)
Retained earnings	48,536	38,263	56,218
Total Skullcandy stockholders’ equity	136,409	118,441	141,581
Noncontrolling interests	455	628	541
Total stockholders’ equity	136,864	119,069	142,122
Total liabilities and stockholders’ equity	$167,239	$161,825	$188,275

SKULLCANDY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)
(unaudited)

	Six Months Ended June 30,
	2013	2012
Operating activities
Net income (loss)	$(7,769)	$7,948
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,394	2,590
Loss on disposal of property and equipment	1,979	—
Provision for doubtful accounts	1,076	106
Deferred income taxes	(995)	(1,170)
Noncash interest expense	120	119
Stock-based compensation expense	2,059	3,436
Changes in operating assets and liabilities:
Accounts receivable	33,257	(30)
Inventories	(9,555)	(11,266)
Prepaid expenses and other current assets	2,681	2,685
Accounts payable	(6,933)	(5,093)
Income taxes payable	—	(2,714)
Accrued liabilities	(8,200)	(4,493)
Net cash provided by (used in) operating activities	12,114	(7,882)
Investing activities
Purchase of property and equipment	(1,890)	(4,041)
Purchase of intangible assets	(17)	(131)
Net cash used in investing activities	(1,907)	(4,172)
Financing activities
Net borrowings (repayments) on bank line of credit	—	(4,821)
Proceeds from exercise of stock options	115	484
Income tax benefit from stock option exercises	5	—
Net cash provided by (used in) financing activities	120	(4,337)
Effect of exchange rate changes on cash and cash equivalents	36	60
Net increase (decrease) in cash and cash equivalents	10,363	(16,331)
Cash and cash equivalents, beginning of period	19,345	23,302
Cash and cash equivalents, end of period	$29,708	$6,971
Supplemental cash flow information:
Cash paid for interest	1	58
Cash paid for income tax	5,803	8,555

SKULLCANDY, INC.
SEGMENT INFORMATION
(unaudited)
The North America segment primarily consists of Skullcandy and Astro Gaming product sales to customers in the United States and Mexico (through the Company’s joint venture). The international segment primarily includes Skullcandy product sales to customers in Europe and Asia that are served by the Company’s European and Asian operations. Included in the North America segment for the three and six months ended June 30, 2013 are net sales of $1.8 million and $3.9 million, respectively, that represent products that were sold from the United States with a "ship to" location outside of the United States. Included in the North America segment for the three and six months ended June 30, 2012 are net sales of $7.8 million and $11.2 million, respectively, that represent products that were sold from United States with a "ship to" location outside of the United States.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales
North America	$39,006	$64,056	$67,671	$110,202
International	11,783	8,380	20,168	15,514
Consolidated	50,789	72,436	87,839	125,716
Gross profit
North America	17,290	31,096	29,745	52,832
International	5,495	4,112	9,526	7,991
Consolidated	22,785	35,208	39,271	60,823
Income (loss) from operations
North America	(2,400)	10,375	(11,767)	10,272
International	1,234	1,342	776	2,929
Consolidated	$(1,166)	$11,717	$(10,991)	$13,201

SKULLCANDY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(in thousands of dollars)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$(689)	$6,807	$(7,769)	$7,948
Net loss (income) attributable to noncontrolling interests	54	—	87	(24)
Severance-related expenses, net of tax benefit (1)	—	—	776	—
Legal and settlement expenses associated with litigation, net of tax benefit (2)	—	—	—	418
Exit costs associated with office closure (3)	706	—	706	—
Non-GAAP adjusted net income (loss)	$71	$6,807	$(6,200)	$8,342

(1)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $446 thousand for the six months ended June 30, 2013.

(2)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $249 thousand for the six months ended June 30, 2012.

(3)
This item is recorded in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. It is reflected in the schedule above net of tax benefit of $403 thousand for the three and six months ended June 30, 2013.

SKULLCANDY, INC.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE – GAAP TO DILUTED EARNINGS (LOSS) PER SHARE – NON-GAAP
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Diluted earnings (loss) per share - GAAP	$(0.02)	$0.24	$(0.28)	$0.28
Severance-related expenses, net of tax benefit	—	—	0.03	—
Legal and settlement expenses associated with litigation, net of tax benefit	—	—	—	0.02
Exit costs associated with office closure	0.02	—	0.03	—
Diluted earnings (loss) per share – non-GAAP	$0.00	$0.24	$(0.22)	$0.30